Exhibit 10.5   Security Agreement between the Company and providers of letters of credit dated as of June 22, 2009

AMENDED AND RESTATED SECURITY AGREEMENT
(Braintech, Inc.)

THIS SECURITY AGREEMENT (the “Agreement”) is made the 22nd day of June 2009, by BRAINTECH, INC., a Nevada corporation (the “Debtor”), in favor of those parties now providing letters of credit as listed in Exhibit A attached hereto and their assigns (collectively, the “LC Providers”).

RECITALS

A.           Royal Bank of Canada (“RBC”) agreed to make a line of credit loan to Debtor up to the amount of CAN$2,875,000 pursuant to the terms of the letter agreement dated September 12, 2006 which was amended on October 24, 2006 (“September 2006 Agreement”).

B.           RBC and Debtor entered into a General Security Agreement dated September 12, 2006 (“General Security Agreement”) which provided RBC with a first priority security interest in Debtor’s assets.  On September 28, 2006, RBC sent Debtor a letter clarifying that the General Security Agreement supports advances made by RBC to Debtor and that RBC will release its interest in the General Security Agreement when all such advances are paid in full.

C.           RBC agreed to lend to Debtor provided that it receive Irrevocable Standby Letters of Credit (the “LCs”) which guarantee repayment of the line of credit it was extending.

D.           To induce certain parties to provide the LCs, Debtor executed and delivered a General Security Agreement dated December 22, 2006 to certain of the LC Providers (“Security Agreement”).

E.           RBC and Debtor entered into a letter agreement dated November 2, 2006 and amended on January 26, 2007 and February 1, 2007 (“November 2006 Agreement”), which superseded and canceled the September 2006 Agreement.  The General Security Agreement remained in full force and effect.

F.           The November 2006 Agreement was superseded and cancelled by the letter agreement dated July 29, 2008 (“July 2008 Agreement”) in which RBC agreed to make a line of credit loan to Debtor up to the amount of CAN$2,405,000.  The General Security Agreement remained in full force and effect.

G.           To the extent RBC draws on the LCs, the LC Providers are entitled to rights of a secured creditor under the Nevada Revised Statutes, including but not limited to, Section 104.3419, Section 104.5117, and Article 9 of Chapter 104.

H.           A Personal Property Security Act financing statement was recorded in Canada to perfect the security interest in the collateral described in the Security Agreement referenced in Recital D.

I.           On or about February 12, 2009, Debtor’s subsidiary, Braintech Canada, Inc., assigned all of its assets to Debtor.

J.           RBC consented to the February 12, 2009 assignment.

K.           On April 21, 2009, Debtor and RBC entered into an amendment of the July 2008 Agreement which increased the interest rate and increased the revolving portion of the loan from $250,000 to $500,000.

L.           Debtor shall derive substantial direct and indirect benefits from the extensions of credit under the July 2008 Agreement.

NOW THEREFORE, for valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Debtor), including without limitation the agreement of the LC Providers to make or continue any one or more of the LCs, the Debtor hereby represents, warrants and agrees as follows for the benefit of the LC Providers:

1.           Grant of Security Interest.  The Debtor hereby grants to the LC Providers a security interest in all of its now owned or hereafter acquired goods and other personal property, including all tangible and intangible items and including without limitation the following:

(a)
Equipment, Etc.  All of the Debtor’s right, title and interest (if any) in equipment, supplies, fittings, furnishings and other items of any kind ordered, obtained, or possessed by the Debtor or for its account, whether held by the Debtor, by sellers under any contracts for the purchase of equipment or by others, together with any product into which such equipment may be processed, manufactured or assembled and together with all substitutions for said equipment and all parts, instruments, accessories, alterations, modifications, replacements, additions and accessions to said equipment  (collectively, the “Equipment”);

(b)
Inventory, Etc.  All of the Debtor’s right, title and interest in inventory and stock in trade of the Debtor including, without limitation, all computer hardware and software products wherever located, raw materials, work in progress, materials used or consumed in the Debtor’s business, finished goods, returned goods and goods traded in (collectively, the “Inventory”);

(c)
Accounts, Contract Rights, Deposits, Intellectual Property, Etc.  All of the Debtor’s right, title and interest in (i) all accounts, (ii) all contract rights, (iii) all chattel paper, (iv) all documents, documents of title, drafts, checks, acceptances, bonds, letters of credit, notes or other negotiable and non-negotiable instruments, bills of exchange, deposits, certificates of deposit, insurance policies and any other writings evidencing a monetary obligation or security interest in or a lease of personal property, (v) all licenses, leases, contracts or agreements, (vi) all letter of credit rights, (vii) all intellectual property, including, without limitation, all patents and patent applications, trade secrets, inventions and improvements (including but not limited to those listed in the “Patent List” attached hereto as Exhibit B), trademarks, trademark registrations, and trademark applications (including but not limited to those listed in the “Trademark List” attached hereto as Exhibit C), all trade names, service marks, designs, logos, business names, licenses, copyrights, all works of authorship and other intellectual property rights therein, including, copyrights for computer programs, source code and object code data bases and related materials and documentation, and the like, and all renewals, revisions, derivative works, enhancements, modifications, updates, new releases and other revisions thereof, whether registered or not, and whether or not used or to be used by the Debtor, including, with respect to all of said property, without limitation, all rights corresponding thereunder throughout the world, all reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing, all license royalties with respect thereto, all claims for damages, profits and proceeds by reason of past, present and future infringements, and all rights to sue therefore, all customer lists, proprietary information, product specification documents and production and quality control manuals used in the manufacture of products sold under or in connection with any of the foregoing, and all documents that reveal the name and address of all sources of supply of, and all terms of purchase and delivery for, all materials and components used in the production of products sold under or in connection with any of the foregoing (collectively, the “Intellectual Property”); (viii) all general intangibles, including without limitation, all payment intangibles, contract rights, judgments and choses in action; (ix) all guarantees and other personal property securing the payment or performance of any of the foregoing (collectively, the "Accounts") and (x) all balances, credits, deposits, accounts or monies of or in the name of the Debtor in the possession or control of, or in transit to, the LC Providers (collectively, the “Deposits”);

(d)
Documents.  All of the Debtor’s right, title, and interest in and to books, correspondence, credit files, records, invoices, and other documents, including, without limitation, all tapes, disks, cards, computer runs and other papers or documents in the possession or control of the Debtor; all records and data relating to the Collateral (as hereinafter defined), whether in the form of writings, photographs, microfilm, microfiche, or electronic media, together with all of the Debtor’s right, title and interest in and to all computer software necessary to use, create, maintain and process such records or data on electronic media, and including correspondence, invoices, shipping documents and records, sales slips, orders and order acknowledgements, and sales contracts (collectively, the “Documents”);

(e)
Fixtures.  All of the Debtor’s right, title, and interest in and to all fixtures affixed to or to become affixed to any real property owned, leased or operated by the Debtor or otherwise used in connection with the business or operations of the Debtor (collectively, the “Fixtures”);

(f)
Investment Property.  All of the Debtor’s right, title and interest in and to investment property and financial assets including, without limitation, all stocks, bonds, debentures, notes, bills, certificates, options, rights, shares, or other securities now or hereafter owned or acquired, all dividends or distributions in respect thereof and all brokerage or commodities accounts (collectively, the “Investment Property”); and

(g)
Proceeds and Products.  All cash and noncash proceeds (including rents, royalties, and insurance proceeds) and products of any of the Debtor’s now owned or hereafter acquired goods and other real and personal property including without limitation the items of property described in paragraphs (a) through (f) above (collectively, the “Proceeds”).

The items of property described in this Section 1 are herein referred to collectively as the “Collateral.”  All terms used and not otherwise defined herein shall have the meaning set forth in Article 9 of the Uniform Commercial Code as in effect from time to time in the State of Nevada.

2.           Obligations Secured.  The security interest in the Collateral is given as general and continuing security for the payment, performance and satisfaction of any and all indebtedness and liability of the Debtor to the LC Providers (including interest thereon arising from or related to any honor(s) of the LCs), present or future, direct or indirect, absolute or contingent, matured or not, extended or renewed, wheresoever and howsoever incurred and any ultimate unpaid balance thereof, including all advances on current or running account and all future advances and re-advances, and whether the same is from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again and whether the Debtor be bound alone or with another or others, and including without limitation, the indebtedness and liability of the Debtor to the LC Providers under or arising in connection with the following:

(a)	the Debtor’s payment obligations with respect to the LCs;

(b)
the Debtor's obligations with respect to payment of any costs and expenses incurred or advances made by the LC Providers pursuant to this Agreement or any other documents executed by the Debtor securing or relating to the LCs and/or the Collateral, whether executed prior to, contemporaneously with or subsequent to this Agreement (this Agreement and such other documents are herein collectively referred to as the “LC Documents”) to protect the Collateral or fulfill the Debtor’s obligations under the LC Documents, together with interest thereon from the occurrence of an Event of Default (as defined below) and the LCs are called, at a rate equal to ten percent (10%) per annum (“Default Rate”) from the Event of Default until repayment to the LC Providers, including any costs and expenses associated with enforcement of the LCs;

(c)	Performance of each agreement, term and condition set forth or incorporated by reference herein or in any other LC Document;

(d)	LC Providers’ rights under Nevada Revised Statutes, including but not limited to, Sections 104.3419, Section 104.5117, and Article 9 of Chapter 104;

(e)	Payment and performance of any additional existing or future obligations of the Debtor to the LC Providers; and

(f)
any and all amendments, modifications, renewals and/or extensions of any of the foregoing including, but not limited to, amendments, modifications, renewals or extensions which are evidenced by new or additional instruments, documents or agreements or which change the rate of interest on any obligation secured hereby,

(collectively the "Obligations").

3.           Representations, Warranties and Covenants.  The Debtor hereby represents, warrants and covenants as follows:

(a)
The Debtor is a corporation duly incorporated under the laws of the State of Nevada.  The Debtor's principal place of business, chief executive office and location of its books and records is at the address set forth under the Debtor's signature below.  The Debtor's organization identification number is also set forth under the signature below.  The Debtor will not change its form or jurisdiction of organization without giving at least fifteen (15) days’ prior written notice thereof to the LC Providers and taking, at the Debtor's sole expense, all actions requested by the LC Providers to maintain and preserve the LC Providers' security interest in the Collateral as a valid, enforceable, perfected, security interest second in priority only to the security interest of RBC, including, but not limited to, filing financing statements specified by the LC Providers.

(b)
The Debtor has full power and authority to enter into this Agreement, grant to the LC Providers a valid security interest in the Collateral and perform all of its obligations under this Agreement.  The execution, delivery and performance by the Debtor of this Agreement do not contravene the Debtor’s organizational documents, or violate any provision of any statute, law, rule, regulation, judgment, order or decree and will not conflict with, or constitute a breach or default under, any indenture, loan agreement, contract or other agreement or instrument to which the Debtor is a party or by which the Debtor or any of its property is bound.

(c)
No authorization, consent or approval or other action by, and no notice to or other filing with, any governmental authority or regulatory body is required for the grant by the Debtor of the security interest granted hereby, the due execution and delivery by the Debtor of this Agreement or the performance by the Debtor of any of its obligations hereunder, except filing of a financing statement in the office of the Secretary of State of the State of Nevada.

(d)
This Agreement has been duly executed and delivered by the Debtor and is the Debtor's legal, valid and binding obligation, enforceable against the Debtor in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting the enforceability of rights of creditors generally and to general equitable principles that may limit the right to obtain equitable remedies.  This Agreement creates in the LC Providers' favor a valid and, upon the filing of an appropriate financing statement in the office of the Secretary of State of the State of Nevada, perfected (to the extent perfection is obtained by the filing of such financing statement) lien on and security interest in the Collateral, enforceable against the Debtor and all third parties and superior in right to all other existing security interests, liens, encumbrances or charges, excluding the first priority interest of RBC, existing or future.  Upon such filing, no filing or recording of any other financing statement or other instrument and no recording, filing or indexing of this Agreement is necessary in order to preserve and protect the LC Providers' security interest in the Collateral as a legal, valid and enforceable, perfected (to such extent) security interest in the Collateral, except filing of appropriate continuation statements with respect to financing statements.

(e)
Except for the security interest granted hereby and the security interest granted to RBC, the Debtor is, and as to any Collateral acquired by the Debtor after the date hereof will be, the owner and holder of all the Collateral free and clear of any security interest, lien, charge, encumbrance or other adverse claim, and the Debtor will defend all of the Collateral, whether now owned or hereafter acquired, against all claims and demands of all persons at any time claiming the same or any interest therein, and will take all steps to maintain the security interest of the LC Providers as a valid and fully perfected lien second in priority only to the security interest of RBC, and Debtor shall immediately take all steps so that the LC Providers’ security interest shall become a first priority security interest upon the payment in full of amounts owed to RBC under the July 2008 Agreement.  If RBC fails to file a termination statement of its financing statement within 10 days of RBC receiving payment in full under the July 2008 Agreement, Debtor shall send an authenticated demand to RBC no later than 10 days thereafter.  If Debtor fails to send an authenticated demand to RBC within such time period, Debtor grants the LC Providers a limited power of attorney to send an authenticated demand to RBC and/or file a termination statement of RBC’s financing statement, if RBC does not respond to the authenticated demand within 20 days.

(f)
The Debtor has not changed its name since 1994 nor, except as provided in Recital J above, has it been the surviving entity in a merger or acquired the assets of any other business prior to the date hereof.  The Debtor has not utilized any trade names in the conduct of its business.  The Debtor will not change its name or the location of its principal place of business or chief executive office without giving at least fifteen (15) days’ prior written notice to the LC Providers of any such proposed change or utilization and taking, at the Debtor's sole expense, all actions requested by the LC Providers to maintain and preserve the LC Providers' security interest in the Collateral as a valid, enforceable, perfected, security interest second in priority only to the security interest of RBC, including, but not limited to, filing financing statements specified by the LC Providers.

(g)
No financing statement covering any of the Collateral or any proceeds thereof is on file in any public office in any jurisdiction, other than financing statements in favor of the LC Providers and RBC.  The Debtor authorizes the LC Providers to prepare and file financing statements without the signature of the Debtor where permitted by law and, if the Debtor’s signature shall be required, the Debtor irrevocably appoints the LC Providers as the Debtor’s agent for the purpose of signing and filing such financing statements.  The Debtor further authorizes description of the Collateral on financing statements and other public filings using generic terms such as "all assets" and "all personal property".  The Debtor promises to pay to the LC Providers all fees and expenses incurred in filing financing statements and any continuation statements or amendments thereto, which fees and expenses shall become a part of the Obligations secured by this Agreement.  A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed by the LC Providers in accordance with the provisions of this Section.

(h)
On the request of the LC Providers from time to time, the Debtor shall duly endorse and deliver to the LC Providers all instruments or documents, the possession of which is necessary to perfect the LC Providers’ interest in any of the Collateral hereunder and take, at the Debtor's sole expense, all actions requested by the LC Providers to maintain and preserve the LC Providers' security interest in the Collateral as a valid, enforceable, perfected, security interest second in priority only to the the security interest of RBC.

(i)
Except for sales of inventory and expenditures made in the ordinary course of the Debtor’s business prior to an Event of Default hereunder, the Debtor will not sell, assign or offer to sell or assign or otherwise transfer the Collateral, either in whole or in part, or any interest therein without the prior written consent of the LC Providers.  The Debtor will not, without the prior written consent of the LC Providers, create or permit to exist any security interest, lien, charge, encumbrance or other adverse claim on any of the Collateral, other than the security interest in favor of the LC Providers created by this Agreement and the security interest of RBC.

(j)
The Debtor will fully and punctually perform any duty required of it in connection with the Collateral and will not take any action, including the amendment of any contract or the waiver of any contract rights, which will impair, damage or destroy the LC Providers’ rights with respect to the Collateral or hereunder or the value thereof.

(k)
The Debtor will take such action as may be requested from time to time by the LC Providers to ensure the LC Providers’ “control” over all deposit accounts, securities accounts, letters of credit and electronic chattel paper included in the Collateral.  The Debtor will deliver, on request, to the LC Providers originals of (i) all instruments or tangible chattel paper in excess of $50,000 and (ii) all certificated securities, in each case, duly indorsed to the LC Providers or indorsed in blank (or accompanied by stock or bond powers duly indorsed in blank).

4.           Taxes.  The Debtor will pay before delinquency any taxes which are or may become through assessment or distraint or otherwise a lien or charge on the Collateral and will pay any tax which may be levied on any Obligation secured hereby.

5.           Maintenance of Collateral; Inspection of Books and Records.  The Debtor will keep the Collateral in good repair and the LC Providers may inspect the Collateral at reasonable times and intervals and with reasonable notice to the Debtor and may for this purpose enter any premises upon which the Collateral is located, including, but not limited to, the Debtor’s facilities within normal business hours.  The Debtor will furnish to the LC Providers from time to time statements and schedules further identifying and describing the Collateral and detailing sales or other transfers of the Collateral and payments received or accounts owing with respect to the Collateral for the periods specified by the LC Providers and such other reports in connection with the Collateral as the LC Providers may reasonably request, in writing, all in reasonable detail.  Upon the LC Providers’ written request, the Debtor will permit the LC Providers or its duly authorized representatives to examine its books and records during the Debtor’s regular business hours and shall furnish to the LC Providers such financial statements and other financial data as the LC Providers may reasonably request from time to time.

6.           Tangible Collateral.  With respect to the Equipment, Inventory, Documents, and Fixtures (collectively, the “Tangible Collateral”):

(a)	The Tangible Collateral is and will be used primarily for business purposes.

(b)	All Tangible Collateral is and will be kept at the address set forth next to the Debtor’s signature hereto or at Debtor’s other offices, whether or not listed on the Exhibits attached hereto.

(c)
The Debtor has and will maintain insurance on and with respect to the Tangible Collateral against loss or damage by fire, theft and such other risks as are customarily insured against by persons similarly situated to the Debtor, in such amounts, with such insurers and under policies in such form as shall be satisfactory to the LC Providers.  The LC Providers shall be named as a loss payee on all such policies, and all such policies shall provide that they are not cancellable without thirty (30) days’ prior written notice to the LC Providers.  The Debtor shall, if requested by the LC Providers, obtain and deliver to the LC Providers, from time to time, satisfactory original or duplicate policies or certificates of insurance, including any endorsements, to evidence the Debtor’s satisfaction of the insurance requirements hereunder.  In the event of loss or damage with respect to any or all of the Tangible Collateral, the LC Providers shall have the right to collect any and all insurance upon the Tangible Collateral and to apply the same at its option to any of the Obligations, whether or not matured, or to the replacement, restoration or repair of any or all of the Tangible Collateral.

(d)
None of the Collateral is or will be affixed to real estate unless the Debtor has furnished to the LC Providers such consents, waivers or disclaimers as are necessary to make the LC Providers' security interest in such of the Collateral valid against persons or entities holding an interest in such real estate.

7.           Intangible Collateral.  With respect to the Accounts, Deposits, Intellectual Property and Investment Property (collectively, the “Intangible Collateral”), as applicable:

(a)	The Debtor’s records concerning all Intangible Collateral since November 15, 2008 have been kept at the address set forth below the Debtor's signature hereto.

(b)
Each item of Intangible Collateral is, or at such time as it becomes part of the Collateral will be, a bona fide, valid and legally enforceable obligation of the account debtor or other obligor in respect thereof, subject to no defense, setoff or counterclaim against the Debtor and in connection with which there is no default with respect to any payment or performance on the part of the Debtor or any other party.

(c)	The Debtor will at all times keep accurate and complete records of payment and performance by the Debtor, the respective account debtors and all other parties obligated on Intangible Collateral.

(d)
The Debtor will keep the LC Providers immediately informed of any material default in payment or performance by the Debtor or any account debtor or other parties obligated on, or of material claims made by others in regard to, Intangible Collateral having, individually or in the aggregate, a value of US$100,000 or more and shall not change the terms thereof (or terminate or permit the impairment of any of its rights thereunder) in any material way without the prior written consent of the LC Providers.  The Debtor will make all payments and perform all undertakings on the Debtor’s part to be paid or performed with respect to Intangible Collateral when due.  The Debtor hereby authorizes the LC Providers to cure any default in payment or performance by the Debtor with respect to Intangible Collateral; provided, however, that the LC Providers shall be under no obligation to do so and, provided, further, that the curing by the LC Providers of any default shall not constitute a waiver by the LC Providers of any default hereunder.  The Debtor agrees to reimburse the LC Providers on demand with interest at the Default Rates for any payment made or any expense incurred by the LC Providers pursuant to the foregoing authorization, and any payment made or expense incurred by the LC Providers pursuant to the foregoing authorization shall be part of the Obligations secured hereunder.

(e)
The LC Providers may, in its own name or the name of the Debtor, at any time after the occurrence of an Event of Default hereunder notify the account debtor or other obligor on any item of Intangible Collateral of the LC Providers’ security interest.  The LC Providers may, in its own name or the name of the Debtor, at any time after the occurrence of an Event of Default hereunder, demand, sue for, collect or receive any money or property payable, or receive any money or property payable or receivable on any Intangible Collateral and settle, release, compromise, adjust, sue upon, foreclose, realize upon or otherwise enforce any item of Intangible Collateral as the LC Providers may determine, and for the purpose of realizing the LC Providers’s rights herein, the LC Providers may receive, open and dispose of mail addressed to the Debtor and endorse notes, checks, drafts, money orders, documents of title or other forms of payment on behalf of and in the name of the Debtor.  At any time after the occurrence of an Event of Default hereunder, the LC Providers may at any time in its discretion transfer any notes, securities or other Intangible Collateral into its own name or that of its nominee and receive the income thereon and hold the same as Collateral for the Obligations or apply the same to the payment of amounts due in respect of the Obligations.  The Debtor agrees to reimburse the LC Providers on demand with interest at the applicable Default Rates for any payment made or any expense incurred by the LC Providers pursuant to the foregoing authorization, and any payment made or expense incurred by the LC Providers pursuant to the foregoing authorization shall be part of the Obligations secured hereunder.

(f)
Subject to licensing rights existing on the date hereof and licenses to which the LC Providers gives its consent, for the purpose of enabling the LC Providers to exercise rights and remedies hereunder, only at such time as the LC Providers, without regard to this paragraph (f), shall be lawfully entitled to exercise such rights and remedies and for no other purpose, the Debtor hereby grants to the LC Providers an irrevocable, exclusive license, exercisable at the time of and in accordance with the exercise of such rights and remedies and without present or future payment of royalty or other compensation to the Debtor, to use, assign, license or sublicense any of the trademarks now owned or hereafter acquired by the Debtor and wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(g)	Debtor covenants and agrees with the LC Providers that, at any time after the occurrence of an Event of Default and to the maximum extent permitted by law:

(i)
Debtor hereby irrevocably constitutes and appoints the LC Providers and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Debtor and in the name of Debtor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Debtor hereby gives the LC Providers the power and right (but not obligation), on behalf of Debtor, without notice to or assent by Debtor, to do any or all of the following:

(A)
in the name of Debtor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of monies due under any Account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the LC Providers for the purpose of collecting any and all such moneys due under any Account or with respect to any other Collateral whenever payable;

(B)
in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the LC Providers may request to evidence the and perfect LC Providers’ security interest in such Intellectual Property and the goodwill and general intangibles of Debtor relating thereto or represented thereby;

(C)
pay or discharge taxes and liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(D)	execute, in connection with any sale provided for in Section 15, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(E)
(1) direct any party liable for any payment under any of the Collateral to make payment of any and all monies due or to become due thereunder directly to the LC Providers; (2) ask or demand for, collect, and receive payment of and receipt for, any and all monies, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against Debtor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the LC Providers may deem appropriate; (7) assign any Intellectual Property (along with the goodwill of the business to which any such Intellectual Property pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the LC Providers shall in their sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the LC Providers were the absolute owner thereof for all purposes, and do, at the LC Providers’ option and Debtor’s expense, at any time, or from time to time, all acts and things which the LC Providers deem necessary to protect, preserve or realize upon the Collateral and the LC Providers’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as Debtor might do.

Anything in this Section 7(g) to the contrary notwithstanding, the LC Providers agrees that it will not exercise any rights under the power of attorney provided for in this Section 7(g) unless an Event of Default shall have occurred.

(ii)
If Debtor fails to perform or comply with any of its agreements contained herein, the LC Providers, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(iii)
The expenses of the LC Providers incurred in connection with actions undertaken as provided in this Section 7, together with interest thereon at a rate of 10% per annum, from the date of payment by the LC Providers to the date reimbursed by the Debtor, shall be payable by Debtor to the LC Providers on demand.

(iv)
Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

(h)
The Debtor will not enter into, or permit any securities intermediary, commodity intermediary, bank, letter of credit issuer or issuer of uncertificated securities to enter into, any control agreement with any person other than the LC Providers and RBC with respect to any of, and the Debtor shall not otherwise grant any person other than the LC Providers and RBC control of, any Investment Property, Deposit or letter of credit right.

(i)
If the Collateral at any time includes securities or other Investment Property, the Debtor authorizes the LC Providers to transfer the same or any part thereof into its own name or that of its nominee(s) so that the LC Providers or its nominee(s) may appear of record as the sole owner thereof; provided that, until the Debtor is in default hereunder, the LC Providers shall deliver promptly to the Debtor all notices or other communications received by the LC Providers or its nominee(s) as such registered owner and, upon demand and receipt of payment of any necessary expenses thereof, shall issue to the Debtor or its order a proxy to vote and take all action, consistent with the terms hereof and of the other LC Documents, with respect to such Investment Property.   The Debtor waives all rights to receive after it is in default hereunder any notices or communications received by the LC Providers or its nominee(s) as such registered owner and agrees that no such proxy issued by the LC Providers to the Debtor or its order shall thereafter be effective.

(j)
The Debtor agrees to: (i) prosecute in accordance with its reasonable business judgment any patent application or trademark application included in the Intellectual Property which Debtor in its reasonable business judgment believes should be prosecuted, (ii) upon an Event of Default, make application on unpatented but patentable inventions owned by the Debtor and on unregistered trademarks and copyrightable materials, as the case may be, as the LC Providers reasonably deem appropriate, (iii) file and prosecute opposition and cancellation proceedings in its reasonable business judgment and (iv) take all action necessary in its reasonable business judgment to preserve and maintain all rights in the Intellectual Property that are or shall be necessary in the operation of the Debtor’s business, including, making timely filings for renewals and extensions of any Intellectual Property and diligently monitoring unauthorized use thereof.  Any expenses incurred in connection with the foregoing shall be borne by the Debtor.  The Debtor shall give proper statutory notice in connection with its use of the Intellectual Property to the extent necessary for the protection thereof.  The Debtor shall notify the LC Providers of any suit it commences to enforce any Intellectual Property and shall provide the LC Providers with copies of any documents requested by the LC Providers relating to such suit.  The LC Providers shall not have any duty with respect to the Intellectual Property other than to act lawfully and without gross negligence or wilful misconduct.  Without limiting the generality of the foregoing and for the avoidance of doubt, the LC Providers shall not be under any obligation to take any steps necessary to preserve rights in the Intellectual Property against any other party, but the LC Providers may do so at their option upon the occurrence of an Event of Default, and all reasonable expenses incurred in connection therewith shall be for the account of the Debtor and shall be added to the Obligations.

8.           Compliance with Laws.  The Debtor will ensure that its use of the Collateral will comply with all applicable laws, ordinances, and regulations of governmental authorities.

9.           Waivers.  This Agreement shall not be qualified or supplemented by course of dealing.  No waiver or modification by the LC Providers of any of the terms and conditions hereof shall be effective unless in writing signed by the LC Providers.  No waiver or indulgence by the LC Providers as to any required performance by the Debtor shall constitute a waiver as to any required performance or other obligations of the Debtor hereunder.  No modification or amendment of this Agreement shall be valid unless in writing signed by the Debtor and the LC Providers.

10.           Release of Collateral, Etc.  The obligations of the Debtor shall not be affected by the release or substitution of any collateral or by the release of or any renewal or extensions of time to any party to any instrument, obligation or liability secured hereby or to which the Debtor is a party.  The LC Providers shall not be bound to resort to or exhaust its recourse or to take any action against other parties or other collateral.  The Debtor hereby waives presentment, demand, protest, notice of protest and notice of non-acceptance or non-payment with respect to any indebtedness, obligation or liability secured hereby.

11.           Further Assurances.  The Debtor, at its sole cost and expense, will at any time and from time to time hereafter (a) give the LC Providers at least fifteen (15) days’ prior written notice of any proposed change in the Debtor’s name, identity or form or jurisdiction of organization, or the adoption or change of any trade names under which the Debtor operates or intends to operate the Collateral; (b) execute such financing statements and other instruments and perform such other acts as may be necessary or as the LC Providers may reasonably request in writing to establish and maintain the security interests herein granted by the Debtor to the LC Providers and the priority and continued perfection thereof; (c) obtain and promptly furnish to the LC Providers evidence of all government approvals that may be required to enable the Debtor to comply with its obligations under this Agreement; and (d) execute and deliver all such other instruments and perform all such other acts as the LC Providers may reasonably request to carry out the transactions contemplated by this Agreement and to maintain and preserve the LC Providers' security interest in the Collateral as a valid, enforceable, perfected security interest second in priority only to the security interest of RBC.  Without limiting the foregoing, to effectuate the rights and remedies of the LC Providers hereunder, at any time after occurrence of an Event of Default hereunder, the Debtor hereby irrevocably appoints the LC Providers attorney-in-fact for the Debtor in the name of the Debtor or the LC Providers, with full power of substitution, to sign, execute and deliver any and all instruments and documents and do any and all acts and things to the same extent as the Debtor could do, to sell, assign and transfer any in tangible Collateral, including, but not limited to, taking all action necessary or desirable to obtain the approval of any governmental body to the transfer or issuance to the LC Providers or any other person of any intangible Collateral.  The Debtor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, in any jurisdictions and with any filing offices as the LC Providers may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the LC Providers in connection herewith.  Such financing statements may describe the Collateral in the same manner as described in any security agreement or pledge agreement entered into by the parties in connection herewith or may contain an indication or description of collateral that describes such property in any other manner as the LC Providers may determine, in their sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the LC Providers in connection herewith, including, without limitation, describing such property as "all assets" or "all personal property” whether now owned or hereafter acquired.  Without limitation of any of the foregoing, and for the avoidance of doubt, upon the Debtor’s registration, or application therefor, of any Intellectual Property, at the LC Providers’ request, the Debtor shall execute and deliver to the LC Providers for recordation and filing in the United States Patent and Trademark Office a copy of this Agreement or another appropriate patent or trademark mortgage document, as applicable, in form and substance satisfactory to the LC Providers; and, at the request of the LC Providers, cause control agreements to be executed by all parties necessary to establish “control” under the UCC with respect to all deposit accounts, investment property, letter-of-credit rights and electronic chattel paper of the Debtor; in addition to all other acts required to be performed in respect thereof pursuant to this Agreement.

12.           Expenses Incurred by the LC Providers.  The LC Providers are not required to, but may, at their option, pay any tax, insurance premium, filing or recording fees, or other charges payable by the Debtor hereunder, and any such amount paid shall bear interest from the date of payment until repaid at the applicable Default Rates.  Such amounts shall be repayable by the Debtor on demand, and the Debtor’s obligation to make such repayment shall constitute an additional Obligation secured hereby.

13.           Assignment.  The LC Providers may assign or transfer the whole or any part of the Obligations and may transfer therewith as collateral security the whole or any part of the Collateral and all obligations, rights, powers and privileges herein provided shall inure to the benefit of the assignee to the extent of such assignment.

14.           Events of Default.  All sums secured hereby shall become immediately due and payable, at the option of the LC Providers, without further demand or notice, after any of the following occur, each of which shall be an “Event of Default”:

(a)
Failure by the Debtor to make any payment (whether of principal, interest, expenses, fees or otherwise) required to be made, or any other default, under the July 2008 Agreement or any successor agreement as and when due, and receipt of the Debtor of written notice from RBC that the loan is in default; or

(b)	Any LC is drawn upon by RBC; or

(c)	Failure by the Debtor to make any payment (whether of principal, interest, expenses, fees or otherwise) required to be made under the LC Documents, as and when due, by acceleration or otherwise; or

(d)
Failure by the Debtor to observe or perform any other covenant, condition or agreement contained herein or in the LC Documents when such observance or performance is due (subject to any applicable cure period); or

(e)	Failure to repay to the LC Providers, upon demand, all amounts owed to the LC Providers in connection with any honor(s) of the LCs.

(f)	Any representation or warranty made by the Debtor contained herein or in any other LC Document shall be untrue in any material respect; or

(g)
The Debtor commences, or there is commenced against it, any case, proceeding or other action or takes, or there is taken against it, any other action in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition, compromise, readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, compromise, readjustment of debt or similar act or law of any jurisdiction, now or hereafter existing, or takes any action indicating its consent to, approval of, or acquiescence in, any such case, proceeding or other action; the Debtor applies for, or there is appointed, a receiver, interim receiver, sequestrator, trustee or custodian of it or for all or a substantial part of its property; the Debtor makes an assignment for the benefit of creditors; the Debtor fails generally to pay its debts as they mature or admits in writing its inability to pay its debts as they mature; the Debtor is adjudicated insolvent or bankrupt; or there is issued a warrant of attachment, execution or similar process against any substantial part of the Debtor’s property; and in the case of any such event not initiated by the Debtor, such event continues for 60 days undismissed, unbonded and undischarged; or

(h)	The occurrence of any loss, theft, damage or destruction of any material portion of the Collateral in excess of insurance coverage.

15.           Remedies.  If an Event of Default shall occur, the LC Providers shall have all remedies provided by law and, without limiting the generality of the foregoing or the remedies provided in any other Section hereof or in any other LC Document, shall have the following remedies:

(a)	The remedies of a secured party under the Uniform Commercial Code; and

(b)	The right, at the LC Providers’ option, to sell in a commercially reasonable manner all or part of the Collateral and make application of all proceeds or sums due on the Collateral; and

(c)	The right to enter any premises where any of the Collateral is situated and take possession of such Collateral without notice or demand and without legal proceedings; and

(d)	The right to exercise and enforce all of the Debtor’s rights under any contracts or any other agreement to which the Debtor is a party or of which the Debtor is a beneficiary; and

(e)	All other remedies which may be available in law or equity.

At the request of the LC Providers, the Debtor will assemble the Collateral and make it available to the LC Providers at a place designated by the LC Providers which is reasonably convenient for both the Debtor and the LC Providers.  To the extent that notice of sale shall be required by law to be given, the Debtor agrees that a period of ten (10) days from the time the notice is sent shall be a reasonable period of notification of a sale or other disposition of Collateral by the LC Providers and that any notice or other communication from the LC Providers to the Debtor pursuant to this Agreement or required by any statute may be given to the Debtor at the address set forth under its name on the signature page hereof.  The Debtor agrees to pay on demand the amount of all expenses incurred by the LC Providers in protecting and realizing on the Collateral, and the Debtor further agrees that if this Agreement or any Obligation is referred to an attorney for protecting or defending the priority of the LC Providers’ interest in the Collateral or for collecting or realizing thereon, the Debtor shall pay all of the LC Providers’ expenses including, without limitation, all reasonable attorneys’ fees and costs and expenses of title search and all court costs and costs of public officials, and the Debtor further agrees that its obligation to pay such amounts shall bear interest from the date such expenditures are made by the LC Providers until repaid at the Default Rates and shall be secured hereby.  The LC Providers shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining to the Collateral beyond reasonable care in the custody or preservation thereof.  The Debtor agrees to pay any deficiency remaining after collection or realization by the LC Providers on the Collateral.

16.           Hold Harmless.  The Debtor will defend, indemnify, and hold the LC Providers and their agents and representatives harmless from and against all liability, loss, damage or expense including, but not limited to, all reasonable attorneys’ fees and costs, that the LC Providers incurs resulting from, arising out of or relating to the LC Providers’ efforts to comply with or enforce the terms of this Agreement, the LC Documents or the Obligations.  The covenants set forth in this Section 16 shall survive the termination of this Agreement.

17.           Severability.  In case any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions will not in any way be affected or impaired thereby in any other jurisdiction; and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

18.           Successors.  This Agreement inures to the benefit of the LC Providers and its successors and assigns, and shall bind the successors and assigns of the Debtor.  The Debtor may not assign its rights and obligations hereunder without the prior written consent of the LC Providers.

19..           Other Agreements.  The terms of this Agreement are intended to supplement and not to replace or be replaced by the terms of the other LC Documents and the rights and remedies herein provided to the LC Providers are intended to be cumulative of and in addition to all rights and remedies conferred by the other LC Documents.

20.           Notices.  Notices and other communications with respect to this Agreement shall be in writing (including telecommunications) and made or delivered to the party to which such notice or other communication is required or permitted to be given or made at the address shown on the signature pages of this Agreement, or at such other address as shall be designated by such party in a written notice to the other party given in accordance with this Section and shall be considered delivered on receipt if telecommunicated or delivered by messenger or courier service or five days after mailing, postage prepaid.  All mailed notices shall be by certified or registered mail.

21.           Judgment Currency.  If for the purposes of obtaining judgment in any court in any jurisdiction or for any other purpose hereunder it becomes necessary to convert into the currency of such jurisdiction (the "Judgment Currency") any amount due hereunder in any currency other than the Judgment Currency, then such conversion shall be made in accordance with the normal banking procedures of the LC Providers at the rate of exchange prevailing on the last business day before the day on which judgment is given.  In the event that there is a change in the rate of exchange prevailing between the last business day before the day on which the judgment is given and the date of payment of the amount due, the Debtor shall, on the date of payment, pay such additional amounts (if any) as may be necessary to ensure that the amount paid on such date is the amount in the Judgment Currency which, when converted at the rate of exchange prevailing on the date of payment, is the amount then due under this Agreement in such other currency.  Any additional amount due from the Debtor under this paragraph 21 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement.

22.           Withholding Taxes.  Any and all payments by the Debtor hereunder shall be made free and clear of, and without deduction for, any and all present and or future taxes.  If the Debtor is required by law to deduct any taxes from or in respect of any sum payable hereunder to the LC Providers, (a) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 22) the LC Providers will receive an amount equal to the sum it would have received had no such deductions been made; (b) the Debtor shall make such deductions; and (c) the Debtor shall pay the full amount deducted to the relevant taxing authority or other governmental authority in accordance with applicable law and promptly forward to the LC Providers an official receipt or other documentation acceptable to the LC Providers evidencing such payment.

23.           Governing Law and Venue; Submission to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.  THE DEBTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEVADA STATE COURT SITTING IN RENO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

24.           Waiver of Jury Trial. THE DEBTOR AND, BY ITS ACCEPTANCE OF THIS AGREEMENT, THE LC PROVIDERS KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A JURY TRIAL OF ANY DISPUTE RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

IN WITNESS WHEREOF, the Debtor has executed this Agreement as of the date first above written.

DEBTOR:
Braintech, Inc., a Nevada corporation

By:           /s/ Frederick Weidinger
Name:  Frederick Weidinger
Title:    Chairman, President & CEO

Address for Notices:

1750 Tysons Boulevard
Suite 350
McLean, VA 22102
Attention:                      Chief Executive Officer

Fax:                               703-637-9772
U.S. Tax ID No.:          98-0168932
Nevada Corp. No.:       C1515-1987

LC Providers’ Address for Notices: Braintech, Inc. 1750 Tysons Boulevard Suite 350 McLean, VA 22102 Attention: Managing Member, LC Providers Fax: 703-637-9772